UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    October 23, 2006

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2006, the Company issued a press release announcing the retirement of Maurice R. Taylor as the Company’s Chief Executive Officer and the appointment of Richard C. Carlson as his replacement effective November 1, 2006.  The Board of Directors approved the appointment of Mr. Carlson to the position of Chief Executive Officer on October 23, 2006.  The Company and Mr. Carlson are currently negotiating an employment agreement with regard to his new position as Chief Executive Officer.   Mr. Taylor will remain the Company’s Chairman of the Board of Directors.

Since January 2005, Mr. Carlson had been the Company’s Vice-President of Marketing.  From 1998 to 2004, Mr. Carlson held several positions with SurModics, Inc., including Vice President of Marketing and Sales and Vice President of Strategic Planning. For more information related to this event, please see a copy of the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(c)       Exhibits

99.1     Press release of ProUroCare Medical Inc. dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

October 24, 2006	By:
Maurice R. Taylor II
Chief Executive Officer